Exhibit 5.1

                     [LETTERHEAD OF CAHILL GORDON & REINDEL]














                                January 30, 1998











                                                                  (212) 701-3000


First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is being rendered in connection with the registration statement on Form S-8 (the "Registration Statement") filed by First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,500,000 shares of Common Stock, par value $.01 per share ("Common Stock").

     In connection therewith, we have examined and considered originals or copies certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and Bylaws, each as amended and restated, resolutions of its board of directors and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock covered by the Registration Statement as we have deemed appropriate for purposes of rendering this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that the 5,000,000 shares of Common Stock, when issued and paid for in accordance with the terms of the

Company's 1997 Stock Incentive Plan, and the 500,000 shares of Common Stock, when issued and paid for in accordance with the terms of the Company's Deferred Income Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuire Woods Battle & Boothe, L.L.P., a copy of which is attached hereto.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such inclusion does not constitute a consent under Section 7 of the Securities Act as in consenting to such inclusion we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under
Section 7 or under the rules and regulations of the Commission thereunder.

                                      Very truly yours,


                                      /s/Cahill Gordon & Reindel

               [LETTERHEAD OF McGUIRE WOODS BATTLE & BOOTHE, LLP]



                                January 30, 1998





First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606


Ladies and Gentlemen:

     This opinion is furnished as special Maryland counsel in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 5,500,000 shares of common stock, par value $.01 per share (the "Company's Common Stock"), of First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"). The Company Common Stock is being registered in two allotments pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement"). The first allotment of the Company's Common Stock increases by 5,000,000 shares (the "Additional SI Plan stock") the number of shares that may be issued under the Company's 1997 Stock Incentive Plan. The second allotment of the Company's Common Stock provides for 500,000 shares that may be issued under the Company's Deferred Income Plan (the "DI Plan Stock").

     In connection with rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement of the Company, dated June 13, 1994, and the Articles of Amendment of the Company, dated June 21, 1994 and May 31, 1996; the Amended and Restated Bylaws of the Company, as amended to date; the Company's 1997 Stock Incentive Plan (the "SI Plan"); the Company's Deferred Income Plan (the "DI Plan"); resolutions and meeting minutes of the Board of Directors and the Compensation Committee of the Board of Directors of the Company, including minutes of a meeting of the Board of Directors and the Compensation Committee dated June 23, 1994, minutes of a meeting of the Board of Directors dated March 7, 1996, minutes of a meeting of the Compensation Committee dated March 7, 1996, minutes of a meeting of the Compensation Committee dated September 29, 1997, and minutes of a meeting of the Board of Directors dated December 4, 1997; (collectively, the "Authorizing Resolutions"); the "Registration Statement; a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated January 7, 1998; a Certificate of Michael J. Havala, Secretary and Chief Financial Officer of the Company, dated January 15, 1998; and such other certificates, receipts, representations, records and documents relating to the Company and the issuance and sale of the Company Common Stock covered by the Registration Statement as we considered necessary for the purposes of rendering this opinion.

     In conducting our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to matters of fact, we have relied upon representations of officers of the Company.

     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the State of Maryland.

     Based upon the foregoing, we are of the opinion that the Additional SI Plan Stock, when issued and paid for in accordance with the terms of the SI Plan and the Authorizing Resolutions, will be duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     Based upon the foregoing, we also are of the opinion that the DI Plan Stock, when issued and paid for in accordance with the terms of the DI Plan and the Authorizing Resolutions, will be duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     This opinion may be relied upon by Messrs. Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Our consent to such filing does not constitute a consent under Section 7 of the Securities Act and in consenting to such filing we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.


                                Very truly yours,

                                McGUIRE WOODS BATTLE & BOOTHE, LLP